United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$941,460
Unrealized Gain (Loss) on Market Value of Futures	(6,903,850)
Dividend Income	1,730
Interest Income	747
ETF Transaction Fees	1,050
Total Income (Loss)	$(5,958,863)

Expenses
General Partner Management Fees	$49,784
SEC & FINRA Registration Expense	9,135
Tax Reporting Fees	8,876
Audit Fees	6,496
Brokerage Commissions	1,285
NYMEX License Fee	1,245
Non-interested Directors' Fees and Expenses	903
Prepaid Insurance Expense	869
Total Expenses	$78,593
Net Income (Loss)	$(6,037,456)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$117,089,309
Withdrawals (300,000 Units)	(12,377,314)
Net Income (Loss)	(6,037,456)

Net Asset Value End of Month	$98,674,539
Net Asset Value Per Unit (2,500,000 Units)	$39.47

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612